CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF

FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACTO OF 2002

In connection with the Annual Report of AutoFund Servicing, Inc., on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof, I, Jesse Whittenton, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2) The Information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

AutoFund Servicing, Inc.

By: /s/ Jesse Whittenton

Jesse Whittenton

Chief Executive and Financial Officer

October 31, 2003